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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-69114; 2-77988; 2-77987; 2-85545; 2-94205;
33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-31289; 333-31291;
333-21367) of Applied Materials, Inc. of our report dated November 19, 1997 appearing on page 52 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the inclusion of our report on the Financial Statement Schedule, which appears on page 18 of this Annual Report on Form 10-K.

Price Waterhouse LLP
San Jose, California
January 21, 1998